Exhibit 99.1

Care.com Announces First Quarter 2015 Financial Results

Strong Growth Drives Breakeven Operating Income for Combined US Matching and Payments in Q1 2015

Waltham, MA - May 12, 2015 - Care.com, Inc. (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the first quarter ended March 28, 2015.

“We are making excellent progress growing our business while achieving sales and marketing leverage and optimizing our products. We believe we are on track to meet our expectations of achieving overall adjusted EBITDA profitability by the end of fiscal 2016, driven by our US Matching and Payments businesses, which combined were breakeven on Operating Income and profitable on adjusted EBITDA in Q1 2015 for the second quarter in a row,” said Sheila Lirio Marcelo, Founder, Chairwoman, and CEO of Care.com. “We are executing well against the strategic priorities outlined early in the year and believe we have the right strategies in place to reach our growth and profitability goals.”
Highlights

•
First quarter consolidated revenue was $35.1 million, an increase of 39% over the first quarter of 2014. Organic revenue, which excludes revenue from Citrus Lane, a company we acquired in Q3 2014, grew 27%, while we kept organic sales and marketing expenses roughly flat. As compared to the first quarter of 2014, this led to a 17 percentage point reduction in organic sales and marketing expenses as a percent of revenue.

•
First quarter net loss was $12.0 million, as compared to a net loss of $15.5 million in the first quarter 2014. This represents margin improvement of 27 percentage points. Excluding the impact of Citrus Lane, net margin improvement was 31 percentage points.

•
On an adjusted EBITDA basis for the consolidated business, the first quarter 2015 loss was $7.1 million - which exceeded our Q1 guidance of a loss of $8.2 million to $7.6 million. This compares to an adjusted EBITDA loss of $9.6 million in first quarter of 2014. The resulting margin improvement was 18 percentage points. Excluding the impact of Citrus Lane, adjusted EBITDA margin improvement was 21 percentage points.

•
Our combined US Matching and Payments businesses, which represented 80% of revenue in Q1, were breakeven from an operating loss perspective, and were profitable on an adjusted EBITDA basis, with a combined margin of 5%, up 19 percentage points from negative 14% in Q1 2014. This was driven by our having decreased direct marketing for the US Matching and Payments businesses by 15% and TV spending by 30%.

Financial Results

•	Revenue for the first quarter was $35.1 million, compared to $25.3 million in the first quarter of 2014.

◦	US Matching revenue totaled $22.6 million in the first quarter, a 26% increase from $18.0 million in first quarter of 2014.

◦	Payments revenue totaled $5.5 million in the first quarter, a 31% increase from $4.2 million in the first quarter of 2014.

◦	Revenue from International and B2B businesses totaled $3.9 million in the first quarter, an increase of 28% from Q1 2014, or 42% on a constant currency basis.

◦	Revenue from Citrus Lane, which we acquired in Q3 2014, totaled $3.1 million in the first quarter of 2015.

•	GAAP net loss for the first quarter was $12.0 million, compared to a net loss of $15.5 million in the first quarter of 2014.

•	Adjusted EBITDA was a loss of $7.1 million in the first quarter 2015, compared to an adjusted EBITDA loss of $9.6 million in the first quarter of 2014.

•
GAAP EPS was $(0.38) in the first quarter compared to $(0.71) in the first quarter 2014. Q1 GAAP EPS was based on 31.8 million weighted average basic shares outstanding versus 21.9 million shares outstanding in the first quarter of 2014.

•	Non-GAAP EPS was $(0.33) in the first quarter. Non-GAAP EPS excludes the impact of non-cash stock based compensation and non-recurring items, such as M&A expenses.

•	The Company ended the quarter with $62.7 million in cash and cash equivalents.

Business Highlights

•	Our total members grew 42% to 15.2 million at the end of the first quarter, compared to 10.7 million at the end of the first quarter 2014.

◦
Total families grew to 8.6 million at the end of the first quarter, a 49% increase over the first quarter of 2014, and total caregivers grew to 6.6 million at the end of the quarter, a 35% increase over the first quarter of 2014.

◦	First quarter 2015 US Consumer Matching end-of-period paying members grew to over 230,000, a 28% increase over the first quarter of 2014.

◦	First quarter 2015 Payments members grew to over 15,400, a 25% increase vs. the first quarter of 2014.

•
Cross-sell between our US Matching and high-ROI Payments businesses was robust. In the first quarter of 2015, over 50% of new Payments members were influenced by cross platform initiatives and the overarching Care.com brand, as compared to 41% in the first quarter of 2014.

•	Average US monthly unique visitors were 7.1 million in Q1, a 23% increase over Q1 2014, with 66% of visitors via mobile.

•	Unpaid SEO traffic saw continued strong growth: up 59% compared to the first quarter of 2014.

Financial Expectations

	Q2 2015			Full Year 2015
Revenue
Organic (ex. Citrus Lane)	$31.5	-	$32.5	$134.0	-	$141.0
Citrus Lane	$2.5	-	$3.5	$12.0	-	$14.0
Total	$34.0	-	$36.0	$146.0	-	$155.0

Adjusted EBITDA	$(6.5)	-	$(5.5)	$(15.0)	-	$(9.0)

Figures in millions

Earnings Teleconference Information

The Company will discuss its first quarter 2015 financial results during a teleconference today, May 12, 2015, at 8:00 AM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13606941. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID # 13606941. The telephone replay will be available from 11:00 AM ET May 12 through 11:59 PM ET May 19, 2015. Additional investor information can be accessed at http://www.care.com.

About Care.com

Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 15.2 million member consumers* across 16 countries, including the US, UK, Canada and parts of Western Europe, and approximately half a million employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and household payroll and tax services provided by Care.com HomePay. Care.com builds employers customized benefits packages covering child care, back up care and senior care consulting services through its Global Workplace Solutions, and serves care businesses with marketing and recruiting support. To further connect families, Care.com has expanded its consumer service with its 2014 acquisition of Citrus Lane, the leading social commerce site for moms, and its 2013 acquisition of Big Tent, a community platform. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and Silicon Valley.
*As of March 2015

Cautionary Language Concerning Forward-Looking Statements:

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated profitability of our business in 2016 on an adjusted EBITDA basis and the Company’s financial guidance for the second quarter of 2015 and full year 2015.
These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Use of Non-GAAP Financial Measures

To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: organic revenue and revenue growth; adjusted EBITDA, organic sales and marketing expenses; non-GAAP net loss and non-GAAP earnings per share (“EPS”).
A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The Company has presented: organic revenue and revenue growth, adjusted EBITDA, organic sales and marketing expenses, non-GAAP net loss and non-GAAP EPS as non-GAAP financial measures in this press release. We define organic revenue as total revenue excluding Citrus Lane revenue. We define organic revenue growth as revenue growth excluding Citrus Lane. We define adjusted EBITDA as net loss, plus: federal, state and franchise taxes, other expense (income), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments, such as impairment charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define organic sales and marketing expenses as those expenses excluding Citrus Lane. We define non-GAAP net loss as net loss, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. We define non-GAAP EPS as non-GAAP net loss divided by weighted basic shares outstanding.
The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	March 28, 2015	December 27, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$62,745	$71,881
Restricted cash	492	85
Accounts receivable	2,828	2,592
Unbilled accounts receivable	3,636	3,541
Prepaid expenses and other current assets	8,077	7,961
Total current assets	77,778	86,060
Property and equipment, net	6,932	6,323
Intangible assets, net	7,780	8,965
Goodwill	66,536	68,685
Other non-current assets	3,030	3,071
Total assets	$162,056	$173,104

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,697	$5,463
Accrued expenses and other current liabilities	13,325	12,732
Current contingent acquisition consideration	8,000	10,685
Deferred revenue	15,117	13,346
Total current liabilities	42,139	42,226
Contingent acquisition consideration	7,415	7,267
Deferred tax liability	2,587	2,119
Other non-current liabilities	3,626	3,442
Total liabilities	55,767	55,054

Stockholders' equity
Common stock, $0.001 par value; 300,000 shares authorized; 31,943 and 31,615 shares issued and outstanding, respectively	32	32
Additional paid-in capital	278,838	277,583
Accumulated deficit	(171,871)	(159,859)
Accumulated other comprehensive (loss) income	(710)	294
Total stockholders' equity	106,289	118,050
Total liabilities and stockholders' equity	$162,056	$173,104

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)
	Three Months Ended
	March 28, 2015	March 29, 2014
	(unaudited)

Revenue	$35,120	$25,271
Cost of revenue	9,548	5,771
Operating expenses:
Selling and marketing	21,042	20,449
Research and development	5,015	4,064
General and administrative	8,501	6,232
Depreciation and amortization	1,275	1,068
Total operating expenses	35,833	31,813
Operating loss	(10,261)	(12,313)
Other expense, net	(1,191)	(2,746)
Loss before income taxes	(11,452)	(15,059)
Provision for income taxes	560	485
Net loss	(12,012)	(15,544)
Accretion of preferred stock	—	(4)
Net loss attributable to common stockholders	$(12,012)	$(15,548)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.38)	$(0.71)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic and diluted	31,763	21,899

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Three Months Ended
	March 28, 2015	March 29, 2014
Cash flows from operating activities	(unaudited)
Net loss	$(12,012)	$(15,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	938	1,099
Depreciation and amortization	1,497	1,261
Deferred taxes	498	415
Contingent consideration expense	308	73
Change in fair value of contingent consideration payable in preferred stock	—	2,258
Change in fair value of stock warrants	—	606
Other non-operating expenses	(56)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Restricted cash	(480)	(431)
Accounts receivable	(253)	(592)
Unbilled accounts receivable	(336)	(560)
Prepaid expenses and other current assets	(356)	(203)
Other non-current assets	14	(3)
Accounts payable	2,513	2,142
Accrued expenses and other current liabilities	(296)	3,266
Deferred revenue	2,080	2,103
Other non-current liabilities	213	(13)
Net cash used in operating activities	(5,728)	(4,123)

Cash flows from investing activities
Purchases of property and equipment	(3,272)	(128)
Payments for acquisitions, net of cash acquired	—	(489)
Cash withheld for purchase consideration	73	(86)
Net cash used in investing activities	(3,199)	(703)

Cash flows from financing activities
Proceeds from initial public offering net of offering costs	—	96,242
Proceeds from exercise of common stock options	524	157
Payments of contingent consideration previously established in purchase accounting	(1,840)	(2,845)
Net cash (used in) provided by financing activities	(1,316)	93,554

Effect of exchange rate changes on cash and cash equivalents	1,107	(125)
Net (decrease) increase in cash and cash equivalents	(9,136)	88,603
Cash and cash equivalents, beginning of the period	71,881	29,959
Cash and cash equivalents, end of the period	$62,745	$118,562

Care.com, Inc.
Reconciliation of Adjusted EBITDA
(in thousands)

	Three Months Ended
	March 28, 2015	March 29, 2014
	(unaudited)

Net loss	$(12,012)	$(15,544)

Federal, state and franchise taxes	689	485
Other expense, net	1,191	2,746
Depreciation and amortization	1,497	1,261

EBITDA	(8,635)	(11,052)

Stock-based compensation	938	1,099
Accretion of contingent consideration	308	73
Non-cash rent expense	327	77
Merger and acquisition related costs	—	154
IPO related costs
Adjusted EBITDA	$(7,062)	$(9,649)

Care.com, Inc.
Reconciliation of Non-GAAP Net Loss
(in thousands, except per share data)
	Three Months Ended
	March 28, 2015	March 29, 2014
	(unaudited)

Net loss	$(12,012)	$(15,544)

Stock-based compensation	938	1,099
Accretion of contingent consideration	308	73
Merger and acquisition related costs	327	77
IPO related costs	—	154
Non-GAAP net loss	$(10,439)	$(14,141)

Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(0.33)	$(0.65)
Weighted-average shares used to compute non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	31,763	21,899

Care.com, Inc.
Reconciliation of Non-GAAP Organic Revenue

	Three Months Ended
(in thousands)	March 28, 2015	March 29, 2014
	(unaudited)

Revenue	$35,120	$25,271

Citrus Lane revenue	3,071	—

Organic revenue	$32,049	$25,271

	Three Months Ended
(in thousands)	March 28, 2015	March 29, 2014
	(unaudited)

Selling and marketing	$21,042	$20,449

Citrus Lane selling and marketing	684	—

Organic selling and marketing	$20,358	$20,449

Reconciliation of Organic Adjusted EBITDA
	Three Months Ended
(in thousands)	March 28, 2015	March 29, 2014
	(unaudited)

Adjusted EBITDA	$(7,062)	$(9,649)

Citrus Lane adjusted EBITDA	(1,458)	—

Organic adjusted EBITDA	$(5,604)	$(9,649)

Care.com, Inc.
Supplemental Data
(in thousands)
	Three Months Ended
	March 28, 2015	March 29, 2014
Total members**	15,243	10,706
Total families**	8,638	5,815
Total caregivers*	6,605	4,891

Paying members - US Matching	230	180
Paying members - Payments	15	12

** data is cumulative as of the end of the respective period and includes approximately 300k members via our acquisition of Citrus Lane
* data is cumulative as of the end of the respective period

	Three Months Ended
	March 28, 2015	March 29, 2014
Monthly Average Revenue per Member
US Matching	$35	$34
Payments	$125	$121

Contacts:

Investor Relations:
ICR, Inc.
Denise Garcia
(781) 795-7244
investors@care.com